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                                                                      EXHIBIT 11

                     CORE TECHNOLOGIES (PENNSYLVANIA), INC.
                    Computation of Per Share Earnings (Loss)

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
                                Primary                              1996                   1995                 1994
                                -------                              ----                   ----                 ----

Earnings (Loss)

   Continuing operations                                         $ (1,101,800)         $      51,600         $(10,392,100)
   Loss from discontinued operations                                                                           (1,745,200)
   Gain (loss) on disposition of discontinued operations              650,000                100,000           (3,302,800)
                                                                 ------------          -------------         ------------
Net earnings (loss)                                              $   (451,800)         $     151,600         $(15,440,100)
                                                                 ============          =============         ============

Common and common equivalent shares outstanding:
   Weighted average common shares outstanding                       8,887,000             10,112,000           10,437,000
                                                                 ============          =============         ============

Earnings (loss) per common share:
   Continuing operations                                         $       (.12)         $         .01         $      (1.00)
   Loss from discontinued operations                                                                                 (.17)
   Gain (loss) on disposition of discontinued operations                  .07                    .01                 (.31)
                                                                 ------------          -------------         ------------
Earnings (loss) per common share                                 $       (.05)         $         .02         $      (1.48)
                                                                 ============          =============         ============

                             Fully Diluted                           1996                   1995                 1994
                             -------------                       ------------          -------------         ------------

Earnings (Loss)

   Continuing operations                                         $ (1,101,800)         $      51,600         $(10,392,100)
   Loss from discontinued operations                                                                           (1,745,200)
   Gain (loss) on disposition of discontinued operations              650,000                100,000           (3,302,800)
                                                                 ------------          -------------         ------------
Net earnings (loss)                                              $   (451,800)         $     151,600         $(15,440,100)
                                                                 ============          =============         ============

Common and common equivalent shares outstanding:
   Weighted average common shares outstanding                       8,887,000             10,112,000           10,437,000
   Assumed conversion of convertible preferred stock                                       1,500,000
                                                                 ------------          -------------         ------------
   Weighted average common shares outstanding                       8,887,000             11,612,000           10,437,000
                                                                 ============          =============         ============

Earnings (loss) per common share:
   Continuing operations                                         $       (.12)         $         .00         $      (1.00)
   Loss from discontinued operations                                                                                 (.17)
   Gain (loss) on disposition of discontinued operations                  .07                    .01                 (.31)
                                                                 ------------          -------------         ------------
Earnings (loss) per common share                                 $       (.05)         $         .01         $      (1.48)
                                                                 ============          =============         ============
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